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                    MANAGEMENT AGREEMENT WITH ROBERT HAUSMAN
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                              MANAGEMENT AGREEMENT
                              --------------------

      THIS MANAGEMENT AGREEMENT (this "Agreement") is made and entered into as of the 1st day of July, 1997 (the "Effective Date") between Workforce Systems Corp., a Florida corporation whose principal place of business is 1410 SW 8 Street, Pompano Beach, Florida 33309 (the "Company"), and Robert Hausman, an individual whose address is 6048 NW 32 Court, Boca Raton,
Florida 33496 (the "Manager").

                                    RECITALS

      A. The Company is a holding company for nine wholly-owned or majority owned subsidiaries including (1) Federal Supply, Inc. ("FSI") and Federal Fabrication, Inc. ("FFI"] [together collectively "the Federal Subsidiaries"), which are in the business of fabricating and manufacturing custom fire sprinkler systems for contractors and installers (the "Federal Subsidiaries Business");
(2) Industrial Fabrication & Repair, Inc., and its subsidiary Maintenance Requisition Order Corp., which collectively provide specialized fabrication and design of power transmission systems, distribution of power transmission components and onsite maintenance and outsourced speciality contract services to industrial clients in the southeast; (3) American Industrial Management, Inc. and Outside Industrial Services, Inc., which collectively provide light industrial and light manufacturing employee staffing ; and (4) Products That Produce, Inc. and NHP Manufacturing Corp. which collectively manufacture and distribute consumer products, all of which are hereinafter collectively "Subsidiaries."

      B. The Manager is desirous of being engaged by the Company, and the Company has agreed to engage the Manager upon certain terms and conditions, one of which is the execution of this Agreement by Manager.

      NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and the Manager do hereby agree as follows:

      1. ENGAGEMENT. The Company hereby engages the Manager and the Manager accepts the engagement on the terms and conditions set forth herein in the capacity of:

            a. Manager will serve as President of the Federal Subsidiaries, on a full-time basis, at the pleasure of the Company's Board of Directors. The parties hereto acknowledge their understanding that the Company will ultimately replace Manager as President of the Federal Subsidiaries as soon as an appropriate candidate is hired or promoted for such position; and







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            b.    President  of the  Company,  subject  to the  pleasure  of the
Company's Board of Directors.

      2.    DUTIES, AUTHORITY AND POWER DURING ENGAGEMENT PERIOD.

            a. The Manager shall perform all duties as may be required by the Company's Board of Directors in his capacity as President of the Company, which such duties may be rendered by Manager while residing in the State of Florida, including without limitation the following:

                  (1) The Manager shall have such fiduciary responsible to the Company as a President of a like company has;

                  (2) The Manager shall use his best efforts to ensure that all presidents of each of the Subsidiaries work together to enhance revenues, earnings and overall shareholder value of the Company;

                  (3) The Manager shall be responsible for communication of the Company's strategies and results of operations to the financial and investing community as well as any and all other matters related to the public nature of the Company's ownership; and

                  (4)   The   Manager   shall  be  subject   to,  and  shall  be
responsible to, the direction and control of the Board of Directors of the Company.

            Notwithstanding the foregoing, the Company acknowledges that the Manager presently owns a 25% interest in South Eastern Sound & Communications, Inc. and a one-third interest in All-Star Sports Camp. The Manager represents to the Company that such business interests shall not conflict with the provision of his duties hereunder and the Company represents that the Manager's participation in such business interests should not interfere with the Manager's responsibilities to the Company as set forth hereunder.

            b. The Manager shall perform all duties as may be required by the Company's Board of Directors in his capacity as President of the Federal Subsidiaries, including without limitation, supervising the day-to-day operations of each of the Federal Subsidiaries and rendering and performing all other duties commonly discharged by persons holding the position of a President in a like business.









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            c.    The Manager  shall abide by all Company  policies as may be in effect from time to time.

            d.    During the "Term," as  described in Section 5a, and subject to
Section 2a hereof, the Manager shall diligently devote Manager's time, effort and skills to the duties and obligations described in this Agreement.

            e. During the Term, the Manager shall notify the Company within 24 hours of any solicitation of Manager for engagement or employment, including any oral or written contract, offer of inquiry in which a position of employment, consulting arrangement or affiliation is discussed. During the term of this Agreement, the Manager will neither enter into nor engage in negotiations for any oral or written employment, consulting or affiliation agreement or arrangement with any third part(ies) in any capacity without the express prior written consent of the Company.

      3.    COMPENSATION AND BENEFITS.

            a. As his sole compensation payable by the Company under this Agreement, the Manager shall be entitled to receive the following:

                  (1) an annual management fee of one hundred thousand ($100,000.00) dollars for the first year, payable in twelve equal monthly installments, with an annual incremental increases of the greater of (i) the percentage increase in the Consumer Price Index, all items, as published by the United States Department of Labor, since the date of this Agreement (in the case of the first annual increase) or since the most recent anniversary of the date of this Agreement (in the case of all subsequent annual increases), or (ii) six percent (6%) of the previous year's base management fee.

                  (2) an annual cash bonus equal to 10% of the Federal Subsidiaries Net Pre-Tax Income (as that term is hereinafter defined), payable within 10 business days of the filing with the Securities and Exchange Commission of the Company's annual report on Form 10-KSB. For the purposes of this Agreement, "Net Pre-Tax Income" shall mean the gross revenues of the Federal Subsidiaries, less the costs of the revenues earned, less selling, general and administrative expenses, as reflected on the financial statements of the Federal Subsidiaries for the fiscal years ending June 30, which such financial statements shall be prepared in accordance with generally accepted accounting principles applied on a consistent basis;











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                  (3)   options to purchase  100,000  shares of common  stock of
the Company at an exercise price of $5.00 per share, which such options shall immediately vest and be exercisable at any time and from time to time during the Term of this Agreement; provided, however, that any options which shall not have been exercised by the Manager prior to the expiration of the Term of this Agreement pursuant to the provisions of Section 5 hereof shall immediately expire; and

                  (4) such other compensation, including, without limitation, bonus compensation, as may be determined by a majority of the Company's Board of Directors, in their sole discretion.

            b. The Manager shall be reimbursed for all reasonable expenses incurred in the rendering of the services hereunder.

      4.    CHANGE OF CONTROL.

            a. In the event a "change of control," as hereinafter defined, of the Company shall occur at any time during the Term hereof, the Company shall have the option in its sole discretion to terminate the Manager's engagement hereunder upon thirty (30) days prior written notice, and in such event, upon the expiration of such thirty (30) day period the Company shall pay to the Manager all compensation due him pursuant to Section 3 hereof during the balance of the Term as if this Agreement had not been terminated prior to the expiration of the period set forth in Section 5a hereof, together with an additional sum equal to two (2) year's annual management fee as set forth in Section 3(a)(1) hereof.

            b. For the purposes of this Section 4, "change of control" mean the occurrence of any one or series of events which result in the aggregate of more than 50.1% of the then issued and outstanding common stock of the Company being acquired (through the purchase, assignment, pledge, hypothecation or any other transfer thereof) by any one individual or entity, or several individuals or entities acting in concert, who are not, or are their officers, directors, shareholders, employees or affiliates, then shareholders of the Company.

      5.    TERM AND TERMINATION.

            a.    TERM. Unless the term of engagement is terminated  pursuant to
Section 5b of this Agreement, the "Term" of engagement hereunder will commence on the Effective Date and continue for a period of three (3) years and the Manager hereby accepts such engagement for such Term.









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            b.    TERMINATION  WITHOUT  CAUSE.  Other  than  in the  event  of a
"change of control" as described in Section 4 hereof, the Company may terminate the Manager's engagement with the Company without cause upon giving 18 month's prior written notice. Thereafter, during such 18 month period the Company shall continue to compensate the Manager in accordance with this Agreement, however, Manager shall not be required to perform any duties hereunder.

            c. MUTUAL AGREEMENT. The Company and the Manager may terminate the Manager's engagement with the Company by mutual agreement of the parties hereto at any time.

            d. RIGHT OF THE COMPANY TO TERMINATE FOR "CAUSE". The Manager's engagement with the Company may be terminated immediately by the Company upon the occurrence of any of the following events:

            (1) Manager fails, neglects or refuses to perform in any material respect any of the Manager's obligations hereunder at the time and in the manner set forth herein;

            (2) Manager conducts himself in a degrading manner or engages in any immoral practices or activities which may insult or offend the community and therefore be material detrimental to the reputation, well-being or properties of the Company, its officers, directors, shareholders or affiliated companies;

            (3)   Any assignment of this Agreement by the Manager;

            (4)   Manager materially breaches this Agreement;

            (5)   Manager  materially   jeopardizes  the  Company's  ability  to
operate its business;

            (6) Manager manifests negligence or incompetence in the discharge of the Manager's duties hereunder;

            (7) Manager materially violates local, state or federal laws, rule or policies of any governmental agency which may regulate the Company's business;

            (8) Manager is disabled so as to be unable to perform duties required under this Agreement for a period of 30 consecutive days or 30 days in any 90 day period; or











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            (9)   Upon the death of the Manager; or

            (10) Manager is arrested or convicted of a crime, pleads or enters a plea of nolo contendere (no contest), even if adjudication is withheld (this applies to any violation of the laws of any municipality, county, state, or nation, including traffic offenses but not parking, speeding, inspection or traffic signal violations), without regard to whether the person was placed on probation, had adjudication withheld, paroled, or pardoned, including without limitation, in connection with fraud, dishonesty, disloyalty, willful misconduct, material dereliction or rendering services on behalf of the Company.

      6.    NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.

            a. The Manager acknowledges that the Company's trade secrets, private or secret processes, methods and ideas, as they exist from time to time, customer lists and information concerning the Company's products, services, business records and plans, inventions, product design information, price structure, discounts, costs, computer programs and listings, source code and/or subject code, copyright, trademark, proprietary information, formulae, protocols, forms, procedures, training methods, development, technical information, marketing activities and procedures, method for operating the Company's Business, credit and financial data concerning the Company and the Company's Clients and Client Lists, which Client Lists shall not only mean one or more of the names and addresses of the Clients of the Company but it shall also encompass any and all information whatsoever regarding them, including their needs, and marketing and advertising practices and plans and information which is embodied in written or otherwise recorded form, but it shall also include information which is mental, not physical (collectively, the
"Confidential Information") as valuable, special and unique assets of the Company, access to and knowledge of which are essential to the performance of the Manager hereunder. In light of the highly competitive nature of the industry in which the Company's business is conducted, the Manager agrees that all Confidential Information, heretofore or in the future obtained by the Manager as a result of the Manager's association with the Company shall be considered confidential.

            b. Excluded from the Confidential Information, and therefore not subject to the provisions of this Agreement, shall be any information which:

            (1) At the time of disclosure, is in the public domain as evidenced by printed publications;

            (2) After the disclosure, enters the public domain by way of printed publication through no fault of the Manager or those in privity with it;








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            (3)   Manager  can  show  by  written   documentation   was  in  its
possession at the time of disclosure and which was not acquired directly or indirectly from the Company; or

            (4) Manager can show by written documentation was acquired, after disclosure, from a third party who did not receive it from the Company, and who had the right to disclose the information without any obligation to hold such information confidential.

            c. The Manager acknowledges that, as between the Company and the Manager, the Confidential Information and any and all rights and privileges provided under the trademark, copyright, trade secret and other laws of the United States, the individual states thereof, and jurisdictions foreign thereto, and the goodwill associated therewith, are and at all times will be the property of the Company.

            d.    Manager agrees that Manager shall:

            (1) Hold in confidence and not disclose or make available to any third party any such Confidential Information unless so authorized in writing by the Company;

            (2) Exercise all reasonable efforts to prevent third parties from gaining access to the Confidential Information;

            (3) Not use, directly or indirectly, the Confidential Information in any respect of its business, except as necessary to evaluate the information;

            (4) Restrict the disclosure or availability of the Confidential Information to those of Manager's employees who have read and understand this Agreement and who have a need to know the information in order to achieve the purposes of this Agreement;

            (5) Not copy or modify any Confidential Information without prior written consent of the Company.

            (6) Take such other protective measures as may be reasonably necessary to preserve the confidentiality of the Confidential Information; and











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            (7)   Relinquish  and require all of its employees to relinquish all rights it and its employees may have in any matter, such as drawings, documents, models, samples, photographs, patterns, templates, molds, tools or prototypes, which may contain, embody or make use of the Confidential Information; promptly deliver to the Company any such matter as the Company may direct at any time; and not retain any copies or other reproductions thereof.

            e.    Manager further agrees:

            (1) That it shall promptly disclose in writing to the Company all ideas, inventions, improvements and discoveries which may be conceived, made or acquired by Manager or its employees as the direct or indirect result of the disclosure by the Company of the Confidential Information to Manager;

            (2) That all such ideas, inventions, improvements and discoveries conceived, made or acquired by Manager, alone or with the assistance of others, relating to the Confidential Information, shall be the property of the Company and shall be treated as Confidential Information in accordance with the provisions hereof and that the Manager shall not acquire any intellectual property rights under this Agreement except the limited right to use set forth in this Agreement.

            (3) That Manager and its employees shall assist in the preparation and execution of all applications, assignments and other documents which the Company may deem necessary to obtain patents, copyrights and the like in the United States and in jurisdictions foreign thereto, and to otherwise protect the Company.

            f. Upon written request of the Company, Manager shall return to the Company all written materials containing the Confidential Information. Manager shall also deliver to the Company written statements signed by the Manager certifying all materials have been returned within five (5) days of receipt of the request.

      7.    COMPANY'S CLIENTS. The "Company's Clients" shall be deemed to be any
persons,   partnerships,   corporations,   professional  associations  or  other
organizations for whom the Company has performed Business Activities.

      8. BUSINESS ACTIVITIES. "Business Activities" shall be deemed to include any activities which are included in the Company's Business now or during the effective period of this Agreement.

      9. COVENANTS AS ESSENTIAL ELEMENTS OF THIS AGREEMENT. It is understood by and between the parties hereto that the foregoing covenants by Manager









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contained in Section 6 of this  Agreement  shall be  construed to be  agreements independent of any other element of the Manager's engagement with the Company. The existence of any other claim or cause of action, whether predicated on any other provision in this Agreement, or otherwise, as a result of the relationship between the parties shall not constitute a defense to the enforcement of the covenants in this Agreement against the Manager.

      10.   REMEDIES.

      a. The Manager acknowledges and agrees that the Company's remedy at law for a breach or threatened breach of any of the provisions of Sections 6 herein would be inadequate and the breach shall be per se deemed as causing irreparable harm to the Company. In recognition of this fact, in the event of a breach by the Manager of any of the provisions of Section 6, the Manager agrees that, in addition to any remedy at law available to the Company, including, but not limited to monetary damages, the Company, without posting any bond, shall be entitled to obtain, and the Manager agrees not to oppose the Company's request for, equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available to the Company.

      b. The Manager acknowledges that the granting of a temporary injunction, temporary restraining order or permanent injunction merely prohibiting the use of Confidential Information would not be an adequate remedy upon breach or threatened breach of Section 6 and consequently agrees, upon proof of any such breach, to the granting of injunctive relief prohibiting any form of competition with the Company. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach.

      c. In the event that the Manager shall be in violation of the aforementioned restrictive covenants, then the time limitation during which breach or breaches should occur, and in the event the Company should be required to seek relief from such breach in any court or other tribunal, then the covenant shall be extended for a period of time equal to the pendency of such proceedings, including appeal.

      11. ATTORNEYS' FEES. The Manager agrees that in the event that the Company is required to engage an attorney to enforce the terms of the covenants in Section 6 of this Agreement, the Manager shall pay all costs and expenses of that attorney or firm, whether or not a complaint or suit is filed with any court of competent jurisdiction. With respect to all other terms contained












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herein,  other than Section 6, each party will pay to the  prevailing  party all court costs incurred by the prevailing party, and reasonable attorney's fees incurred for the enforcement, defense or interpretation of this Agreement.

      12. EFFECT ON PRIOR AGREEMENTS. This Agreement supersedes any and all prior or written agreement in their entirety between the Company and the Manager, which shall be void and of no further force and effect after the date of this Agreement.

      13. FREEDOM TO CONTRACT. The Manager represents and warrants that the Manager has the right to negotiate and enter into this Agreement, the grant of the rights herein granted and that this Agreement does not breach, interfere with or conflict with any other contractual agreement, covenant not to compete, option, right of first refusal, or other existing business relationship. The Manager acknowledges that this representation is a material inducement to the Company entering into this Agreement and in the event that the Manager breaches this warranty, the Manager agrees to indemnify and to hold harmless the Company from any and all claims, actions, losses, damages, including without limitation, reasonable attorneys' fees and costs.

      14. PUBLIC STATEMENTS. The Manager agrees not to directly or indirectly publish, circulate, utter or disseminate, or cause to be published, circulated, uttered or disseminated, in a manner or by any means whatsoever, to any person or persons whomsoever, any statements, comments, or material whatsoever, which could or would, in any manner whatsoever, either reflect unfavorably on the reputation of the Company or harm, damage or impair the business or operations of the Company unless required by law or by a valid order of a court of competent jurisdiction.

      15. BINDING EFFECT/ASSIGNMENT. This Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors and assigns. This Agreement shall not be assignable by the Manager but shall be assignable by the Company in connection with the sale, transfer or other disposition of its business.

      16.   MISCELLANEOUS.

            a. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. It supersedes all prior negotiations, letters and understandings relating to the subject matter hereof.













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            b.    CHOICE OF LAW, VENUE AND WAIVER OF JURY TRIAL. This Agreement,
including any disputes hereunder and the interpretation, validity and/or enforcement of any provision hereof, shall be governed by the laws of the State of Florida. Any action brought involving any of the provisions of this Agreement and/or enforcement of any of the covenants of this Agreement shall be brought only in a Circuit Court in and for Broward County, Florida and the parties agree that Broward County, Florida shall be the sole and exclusive jurisdiction and to waive any claim relating to forum non convienes. The parties further agree and hereby waive and release any right to a trial by jury in any action arising out of the interpretation, enforcement or breach of this Agreement. The Manager further agrees that the Manager must bring an action arising out of this relationship within six (6) months from the date of accrual of cause of action or forever be barred from bringing such action.

            c. EFFECT OF WAIVER. The failure of any party at any time or times to require performance of any provision of this Agreement will in no manner affect the right to enforce the same. The waiver by any party of any breach of any provision of this Agreement will not be construed to be a waiver by any such party of any succeeding breach of that provision or a waiver by such party of any breach of any other provision.

            d. SEVERABILITY. The invalidity of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity of a portion of any provision of this Agreement affect the balance of such provision.

            e. BINDING NATURE. This Agreement will be binding upon and will inure to the benefit of the parties to this Agreement and their respective successors and assigns.

            f. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

      17. CONSTRUCTION. This Agreement shall be construed within the fair meaning of each of its terms and not against the party drafting the document.

EACH PARTY HAS ENTERED INTO THIS AGREEMENT WITHOUT UNDUE INFLUENCE, FRAUD, COERCION, DURESS, MISREPRESENTATIONS OR ANY RESTRAINT HAVING BEEN PRACTICED UPON THEM BY ANY OTHER PARTY. THE PARTIES TO THIS AGREEMENT HAVE READ THIS AGREEMENT, UNDERSTAND ITS TERMS AND CONDITIONS, HAVE HAD THE OPPORTUNITY TO CONSULT WITH INDEPENDENT COUNSEL OF THEIR OWN CHOICE AND AGREE TO BE BOUND BY ITS TERMS AND CONDITIONS.








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IN WITNESS  WHEREOF,  the parties have  executed  this  Agreement as of the date first above written in Pompano Beach, Florida.


WITNESS:                                  THE COMPANY:

                                          WORKFORCE SYSTEMS CORP.


                                          By:   /s/ Ella Chesnutt
--------------------------                   -----------------------------------
                                             Ella Chesnutt, Chairperson

                                          THE MANAGER


                                            /s/ Robert Hausman
--------------------------                --------------------------------------
                                          Robert Hausman






























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